Exhibit 99.1
Esperion Appoints Industry Veteran John Harlow as Chief Commercial Officer

– Brings Extensive Executive Leadership Driving Commercial Strategies That Enhance Sales and Marketing Performance –

ANN ARBOR, Mich., November 4, 2025 – Esperion (NASDAQ: ESPR) today announced the appointment of John Harlow as the Company’s Chief Commercial Officer, effective November 17, 2025. Mr. Harlow will join Esperion’s Executive Leadership Team and will report directly to Sheldon Koenig, President and CEO of Esperion.

"We are thrilled to welcome John as our Chief Commercial Officer at such a pivotal time in Esperion’s growth, as we continue to expand adoption of our products in the U.S. and increase our global footprint," said Koenig. "John’s deep domain expertise in building and scaling commercial organizations, combined with his proven success in driving revenue and leading high-performance teams, will be instrumental as we accelerate the delivery of our innovative cardiovascular risk reduction therapies to patients worldwide. His leadership will help ensure that our therapies reach the people who need it most."

Mr. Harlow is a seasoned executive with more than two decades of senior leadership at large, mid-size and start-up pharmaceutical companies across multiple therapeutic areas. He joins Esperion from Melinta Therapeutics where he served as Chief Commercial Officer from early 2021. During his tenure, he built a comprehensive commercial platform that transformed Melinta's business model and nearly doubled revenue delivering ~85% growth in 2024 from 2020, while leading a commercial team of ~80 full-time employees across sales, marketing, market access, trade, training, and operations. Previously, Mr. Harlow was Chief Commercial Officer at Baudax Bio and held commercial leadership roles of increasing responsibility at Recro Pharma, Inc., Endo Pharmaceuticals, Shionogi USA, Pfizer, Inc., Alpharma Inc., and Novartis. Earlier in his career, Mr. Harlow was an equity research analyst covering large cap pharmaceutical companies at Bank of America Merrill Lynch and started at Janssen Pharmaceuticals, Inc. as a sales representative and marketing communications specialist.

Mr. Harlow earned his M.B.A in Pharmaceutical Management and Marketing at Seton Hall University and his B.S. in Biology at Lehigh University.
“I’m incredibly excited to join Esperion at a time when the company is redefining cardiovascular disease prevention for millions of patients," said John Harlow, Chief Commercial Officer of Esperion. "Esperion’s commitment to innovation, its expanding global footprint, and the proven impact of its therapies, NEXLETOL® (bempedoic acid) and NEXLIZET® (bempedoic acid and ezetimibe), make this a unique opportunity to drive meaningful change in how we manage cardiovascular risk. I look forward to working with this talented team to accelerate growth and expand access to life-saving treatments."

About Esperion Therapeutics
Esperion Therapeutics, Inc. is a commercial stage biopharmaceutical company focused on bringing new medicines to market that address unmet needs of patients and healthcare professionals. The Company developed and is commercializing the only U.S. Food and Drug Administration (FDA) approved oral, once-daily, non-statin medicines for patients who are at risk for cardiovascular disease and are struggling with elevated low density lipoprotein cholesterol (LDL-C). These medications are supported by the nearly 14,000 patient CLEAR Cardiovascular Outcomes Trial. Esperion continues to build on its success with its next generation program which is focused on developing ATP citrate lyase inhibitors (ACLYi). New insights into the

Exhibit 99.1
structure and function of ACLYi fully enables rational drug design and the opportunity to develop highly potent and specific inhibitors with allosteric mechanisms.

Esperion continues to evolve into a leading global biopharmaceutical company through commercial execution, international partnerships and collaborations and advancement of its pre-clinical pipeline. For more information, visit esperion.com and follow Esperion on LinkedIn and X.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding marketing strategy and commercialization plans, expected profitability, future operations, commercial products, clinical development, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion’s actual results to differ significantly from those projected, including, without limitation, the net sales, profitability, and growth of Esperion’s commercial products, clinical activities and results, supply chain, commercial development and launch plans, the outcomes and anticipated benefits of legal proceedings and settlements, and the risks detailed in Esperion’s filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Esperion Contact Information:
Investors:
Alina Venezia
investorrelations@esperion.com
(734) 887-3903

Media:
Tiffany Aldrich
corporateteam@esperion.com
(616) 443-8438